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                 [LETTERHEAD OF BLANK ROME COMISKY & MCCAULEY]





                                  June 5, 1997

                                                              215-569-5500


Commerce Bancorp, Inc.
1701 Route 70 East
Cherry Hill, NJ  08034-5400
Attn:  Vernon W. Hill, II


           Re:    Commerce Bancorp, Inc./Commerce Capital Trust I
                  Registration Statement on Form S-3
                  (Registration No. 333-28311)
                  ------------------------------------------------

Dear Sirs:

         We have acted as counsel to Commerce Bancorp, Inc., a New Jersey corporation ("CBI"), in connection with the Registration Statement of CBI and Commerce Capital Trust I (the "Trust") on Form S-3 (Registration No. 333-28311), of which a prospectus (the "Prospectus") is a part, filed by CBI and the Trust with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. This opinion letter is being furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K.

         In connection with the opinions rendered below, we have examined the Registration Statement and certain other documents that we have deemed necessary to examine in order to issue the opinions set forth below. In rendering our opinions, we have assumed that each of the documents referenced above has been duly authorized, executed, and delivered, is authentic, if an original, or accurate, if a copy, and has not been amended after execution thereof subsequent to our review. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to these opinions which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of CBI. In particular, we have relied upon certain representations of the management of CBI in the officer's certificate ("Officer's Certificate") which is attached hereto.

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Vernon W. Hill, II
Page 2
June 5, 1997


         Our opinions are based upon our understanding of the facts of (and facts incident to) the transaction, as set forth in the Registration Statement, and upon the condition that those facts are true, correct and complete. Further, our opinions are issued in reliance upon the Officer's Certificate relating to the truth, correctness and completeness of those facts and the facts in the Registration Statement.

         In addition to being based on certain representations by CBI referred to above, our opinions also are based on the current provisions of the Internal Revenue Code of 1986(1), as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, and rulings, procedures, and other pronouncements published by the Internal Revenue Service (the "Service"). Such laws, regulations, rulings, case law and pronouncements are subject to change at any time, and such change may adversely affect the continuing validity of the opinions set forth below.

         Based solely upon the foregoing and provided that the transactions contemplated by the Registration Statement are consummated in the manner described therein:

         1. We hereby adopt and incorporate by reference the opinions set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences."

         2. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus under the caption "Certain Federal Income Tax Consequences."

         This letter expresses our views solely as to the specific issues addressed above. No opinion is expressed concerning the Federal income tax treatment of the transaction under any provision of the Code not specifically referenced herein. No opinion is expressed with respect to foreign, state and local taxes, Federal or state securities law, or any other foreign, Federal, state or local law not expressly referenced herein.

         Our opinions set forth our legal judgement, and are not binding on the Service or any other person. Therefore, there can be no assurance that the conclusions set forth herein would be sustained by a court if challenged.

         Further, the opinions set forth represent our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact could affect the opinions expressed herein.

         --------
         (1) Unless otherwise indicated, all section references are to sections of the Code.


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Vernon W. Hill, II
Page 3
June 5, 1997

         We are pleased to offer this opinion letter based upon the Federal income tax laws as of this date. No assurances can be provided as to future changes in, or administrative or judicial interpretations of, these laws.

          We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and except as otherwise expressly provided herein, may not be relied upon for any purpose by any other person without the express prior written consent of a partner of this firm.

                                                  Very truly yours,



                                                  BLANK ROME COMISKY & McCAULEY

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                             COMMERCE BANCORP, INC.
                             OFFICER'S CERTIFICATE
                             ---------------------

         The undersigned officer of Commerce Bancorp, Inc., a New Jersey business corporation ("COBA"), in connection with the legal opinion to be delivered by Blank Rome Comisky & McCauley regarding certain federal income tax matters with respect to the issuance of certain Capital Securities by Commerce Capital Trust I, a business trust formed under the laws of the State of Delaware, and the related Registration Statement on Form S-3 (Registration No. 333-28311) (the "Registration Statement") as filed with the Securities and Exchange Commission on or about June 3, 1997, including the form of prospectus included therein (the "Prospectus"), and recognizing the Blank Rome Comisky & McCauley will rely on this Certificate relating to the Trust, and the facts described in the Registration Statement are true, complete and correct in all respects, and further certifies as follows (1):

         1. As to the matters set forth below, I either have personal knowledge or have obtained information from officers and employees of COBA, in whom I have confidence and whose duties require them to have personal knowledge thereof.

         2. I have read and am familiar with the legal opinion (in the form attached) to be rendered by Blank Rome Comisky & McCauley in connection with the Registration Statement. I am executing this certificate to iduce Blank Rome Comisky & McCauley to render that


---------------------------
         (1) All terms used and defined herein shall have the meaning ascribed to them in the Prospectus.

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opinion and understand that Blank Rome Comisky & McCauley will rely upon this certificate in rendering that opinion. I know of no reason why the opinion should not be issued.

         3. As of the date hereof, the likelihood that the payment of any interest will be deferred rather than paid on any scheduled interest payment date pursuant to the terms of the Junior Subordinated Debentures is remote.


                              COMMERCE BANCORP, INC.


DATED: June 5, 1997           By: /s/ Vernon W. Hill, II
                              --------------------------
                              Vernon W. Hill, II
                              Chairman, President, and Chief Executive Officer